Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2011

BOSTON, MA –November 2, 2011– Stream Global Services, Inc., (NYSE AMEX: SGS), a leading global business process outsource (BPO) service provider specializing in customer relationship management including technical support and sales programs for Fortune 1000 companies, today announced consolidated financial results for the three and nine months ended September 30, 2011. On November 2, 2011 Stream also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2011.

CEO Commentary

Kathryn Marinello, Chairman and Chief Executive Officer of Stream, said, “We are pleased to report our fourth consecutive quarter of increased revenue and Adjusted EBITDA when compared to the same quarter in the prior year. We continue to see strong demand for our services as demonstrated by the 6% growth in year-over-year revenue for the quarter. As a result of our belief in continued customer demand for our services, this quarter we invested approximately $17 million to build out our facilities and enhance our infrastructure. Our efforts to improve our operational performance by optimizing our cost structure and motivating and rewarding our employees are again yielding results as this quarter we realized positive Income From Operations versus Losses from Operations in prior periods.”

Third Quarter 2011 Financial Highlights

•

Revenue for the quarter ended September 30, 2011 was $208 million, an increase of $11 million, or 6%, from the same period last year. The growth in revenue was due to a combination of new clients won in 2010 and 2011, expansion with existing clients and approximately $5 million due to fluctuations in currency exchange rates. During the first nine months of 2011, Stream has signed an estimated $136 million, on an annualized basis once fully ramped, of revenue with both new and existing clients.

•

Gross profit increased approximately $2 million, or 2%, over the prior year third quarter. The Gross Profit percentage was 41% for 2011 and 42% for 2010 as a result of incurring approximately $4 million more than the prior period in unpaid training costs related to the launch of new programs. We also incurred approximately $1 million for an agent bonus program in the third quarter 2011, which was not in effect the third quarter 2010.

•

Income From Operations Excluding Severance, restructuring and other charges, net for the quarter ended September 30, 2011 was $3 million versus $1 million for the same period in 2010. The improvement reflects higher gross profit earned on the increased revenue and a relative decline in Selling, General and Administrative expenses from 33.5% of revenue for the third quarter 2010 to 31.8% of revenue for the third quarter of 2011. This improvement is largely the result of our profit improvement programs in 2011. For the first nine-months of 2011, Income (Loss) From Operations Excluding Severance, restructuring and other charges was income of $10 million, an increase of $17 million from the comparable loss of $7 million in the prior year period.

•	Net loss was $10 million and $28 million for the three and nine months ended September 30, 2011 versus a net loss of $13 million and $45 million for the same periods in 2010.

•

Cash flow from operating activities for the third quarter 2011 was $5 million, a decrease of $5 million from the prior year period largely due to severance payments of $4 million made in the quarter. Days Sales Outstanding improved from 78 days at September 30, 2010 to 69 days at September 30, 2011.

•

Free Cash Flow (operating cash flow less additions to equipment and fixtures and new capital lease financing) for the third quarter was outflows of $12 million and for the nine months ended September 30, 2011was inflows of $12 million. The third quarter’s Free Cash Flow reflects an increase in capital expenditures to expand capacity and payment of severance costs.

•

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $20 million for the third quarter of 2011, an increase of $1 million from the third quarter of 2010 ($19 million.) On a year-over-year constant currency basis, our Adjusted EBITDA would have been higher by approximately $1 million had there been no change in global currency rates.

Americas Region

Revenue generated from our Americas region, which includes the United States, Canada, the Philippines, India, Costa Rica, Nicaragua, the Dominican Republic, El Salvador and China, was $149 million and $449 million for the three and nine months ended September 30, 2011 ($146 million and $425 million for the same periods in the prior year, respectively).

Gross profit generated by the Americas region was $64 million and $196 million for the three and nine months ended September 30, 2011 ($63 million and $182 million for the same periods in prior year). The gross margin percentage for the three and nine months ended September 30, 2011 was 43% and 44% (43% for the both periods in the prior year).

EMEA Region

Revenue generated from our EMEA region, which includes Europe, the Middle East and Africa, for the three and nine months ended September 30, 2011 was $59 million and $178 million, respectively ($51 million and $152 million for the same periods in the prior year).

Gross profit generated by the EMEA region for the three and nine months ended September 30, 2011 was $21 million and $62 million, with a gross margin of 36% and 35%, respectively ($21 million and $58 million with a gross margin percentage of 40% and 38%, respectively, for the same periods in the prior year).

Selling, General and Administrative Expense

Selling, general and administrative expenses, which includes non-agent service center costs, was $66 million (31.8% of revenue) during the three months ended September 30, 2011 and $66 million (33.5% of revenue ) during the same period in 2010. This percentage decrease is a result of management focus on cost controls, including the impact of reductions in our workforce earlier in 2011.

Liquidity and Capital Resources

At September 30, 2011, cash and cash equivalents, excluding restricted cash, was $21 million, up from $18 million at December 31, 2010. The balance on the revolving line of credit was $28 million at September 30, 2011 versus $25 million at December 31, 2010. At September 30, 2011, the Company had in excess of $46 million of availability which could be drawn at any time under its revolving line of credit.

Stream will hold a conference call for investors on November 3, 2011 at 9:00 AM EDT. Investors can participate by calling 800-288-8961 or 612-332-0345 (for callers outside the US).

Contact Information:

Heidi Ulin

Executive Assistant

Heidi.Ulin@stream.com

952-698-1057

About Stream Global Services:

Stream Global Services is a leading global business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 30,000 employees capable of supporting over 35 languages across 50 locations in 23 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the Company’s ability to maintain and win additional client business, continue to maintain its operating performance and margin expansion, continue to have sufficient capital to grow and maintain its business, retain the Company’s management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$207,996	$197,146	$626,825	$577,625
Direct cost of revenue	122,909	114,001	369,010	336,868

Gross profit	85,087	83,145	257,815	240,757

Operating expenses:
Selling, general and administrative expenses	66,202	66,001	202,238	198,522
Severance, restructuring and other charges, net	2,449	3,746	8,595	8,716
Depreciation expense	11,455	11,226	32,413	33,691
Amortization expense	4,393	5,130	13,180	15,630

Total operating expenses	84,499	86,103	256,426	256,559

Income (loss) from operations	588	(2,958)	1,389	(15,802)

Interest expense	7,250	7,751	21,656	22,881
Foreign currency transaction loss (gain)	2,713	(1,220)	4,122	(788)

Loss before provision for income taxes	(9,375)	(9,489)	(24,389)	(37,895)
Provision for income taxes	378	3,091	3,337	6,665

Net loss	$(9,753)	$(12,580)	$(27,726)	$(44,560)

Net loss per share:
Basic and diluted	$(0.13)	$(0.16)	$(0.35)	$(0.56)
Shares used in computing per share amounts:
Basic and diluted	76,393	80,070	78,493	79,861

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010

Assets:
Current assets:
Cash and cash equivalents	$21,370	$18,489
Accounts receivable, net	160,599	180,211
Other current assets	33,398	37,190

Total current assets	215,367	235,890
Equipment and fixtures, net	83,918	80,859
Goodwill, intangible assets, and other long-term assets	314,334	331,236

Total assets	$613,619	$647,985

Liabilities and Stockholders’ Equity:
Current liabilities	$131,616	$118,608
Revolving line of credit	27,660	24,506
Debt, net of discounts	194,048	192,693
Capital lease obligations	10,361	10,491
Deferred income taxes	22,299	21,838
Other long-term liabilities	15,317	20,131

Total liabilities	401,301	388,267

Stockholders’ equity	212,318	259,718

Total liabilities and stockholders’ equity	$613,619	$647,985

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Activities:
Net loss	$(9,753)	$(12,580)	$(27,726)	$(44,560)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	15,848	16,356	45,593	49,321
Other non-cash expenses	2,569	4,194	5,585	9,614
Changes in operating assets and liabilities	(3,903)	1,511	24,119	398

Net cash provided by operating activities	$4,761	$9,481	$47,571	$14,773

Investing Activities:

Additions to equipment and fixtures	$(10,106)	$(6,579)	$(26,827)	$(13,070)

Net cash used in investing activities	$(10,106)	$(6,579)	$(26,827)	$(13,070)

Net cash provided by (used in) financing activities	$5,721	$(4,474)	$(16,546)	$4,330
Effect of exchange rates on cash and cash equivalents	(2,798)	1,574	(1,317)	483

Net increase (decrease) in cash and cash equivalents	$(2,422)	$2	$2,881	$6,516
Cash and cash equivalents, beginning of period	$23,792	$21,442	$18,489	$14,928

Cash and cash equivalents, end of period	$21,370	$21,444	$21,370	$21,444

Supplemental Item:
Capital lease financing	$6,430	$851	$9,098	$4,616

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Income (Loss) from Operations Excluding Severance, restructuring and other charges, net

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Income (Loss) as shown on a GAAP basis	$588	$(2,958)	$1,389	$(15,802)
Severance, restructuring and other charges, net	2,449	3,746	8,595	8,716

Income (Loss) From Operations Excluding Severance, restructuring and other charges, net	$3,037	$788	$9,984	$(7,086)

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Income as shown on a GAAP basis	$588	$(2,958)	$1,389	$(15,802)
Add items to reconcile to non-GAAP Adjusted EBITDA:
Depreciation and amortization	15,848	16,356	45,593	49,321
Transaction, severance, closure related expenses, net	2,449	4,462	8,595	10,221
Stock based compensation expense	643	924	1,880	3,695

Adjusted EBITDA	$19,528	$18,784	$57,457	$47,435

Reconciliation of Cash Flows from Operations to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows from operations	$4,761	$9,481	$47,571	$14,773
Add (deduct) items to reconcile to non-GAAP Free Cash Flow:
Additions to equipment and fixtures	(10,106)	(6,579)	(26,827)	(13,070)
Capital lease financing	(6,430)	(851)	(9,098)	(4,616)

Free Cash Flow	$(11,775)	$2,051	$11,646	$(2,913)

To conform with industry practice, Stream is presenting realized gains (losses) on foreign exchange cash flow hedges as a component of the hedged item, Direct Costs. The prior year results reflect this reclassification as follows.

	Direct Cost	Operating Income (Loss)	Adjusted EBITDA
As reported for the three months ended September 30, 2010	$113,946	$(2,903)	$21,870
Adjustment	55	(55)	(3,086)

Reclassified for the three months ended September 30, 2010	$114,001	$(2,958)	$18,784

	Direct Cost	Operating Income (Loss)	Adjusted EBITDA
As reported for the nine months ended September 30, 2010	$337,783	$(16,717)	$49,581
Adjustment	(915)	915	(2,146)

Reclassified for the nine months ended September 30, 2010	$336,868	$(15,802)	$47,435